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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, as amended, and the 1996 Non-Employee Directors' Stock Option Plan, as amended, of ONYX Pharmaceuticals, Inc. of our report dated February 23, 2001, except for Note 11, as to which the date is March 8, 2001, with respect to the financial statements of ONYX Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Palo Alto, California July 3, 2001	/s/ ERNST & YOUNG LLP

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS